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                                                                   EXHIBIT 10.8


                                 PURCHASE MONEY
                       REAL ESTATE MORTGAGE, ASSIGNMENT,
                             AND SECURITY AGREEMENT
                                (The "Mortgage")


Effective Date:            December 21, 1995

Mortgagor:                          ACP-Atrium CG, Limited Partnership,
                                    a Florida limited partnership
                                    3440 Hollywood Boulevard, #420
                                    Hollywood, Florida 33021


Mortgagee:                          The Wackenhut Corporation
                                    1500 San Remo Avenue
                                    Coral Gables, FL  33143


Amount of purchase                  Nine Million and no/100 Dollars
money loan secured                  ($9,000,000.00)
hereby:


Land (description of                See Exhibit A attached hereto and
real estate):                       incorporated
                                    herein by reference.


          1. MORTGAGE. In consideration of Ten Dollars ($10.00) and other valuable consideration received by Mortgagor, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby grants, bargains, sells, assigns, transfers, conveys and mortgages to Mortgagee, its successors and assigns. to its own proper use and benefit forever, subject to the terms and conditions of this Mortgage, the real estate described above as the Land, together with:


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                   (a)     Appurtenances.  The benefit of all easements and
other rights of any nature whatsoever, if any, appurtenant to the Land or the Improvements, or both, the benefit of all rights-of-way, strips and gores of land, streets, alleys, passages, drainage rights, sanitary sewer and potable water rights. storm water drainage rights, rights of ingress and egress to the Land and all adjoining property, and any improvements of Mortgagor now or hereafter located on any of such real property, interests, water rights and powers, oil, gas, mineral and riparian and littoral rights, whether now existing or hereafter arising, together with the reversion or reversions, remainder or remainders, rents, issues, incomes and profits of any of the foregoing (the "Appurtenances").

                   (b) Improvements. All buildings, structures, betterments and other improvements of any nature now or hereafter situated in whole or in part upon the Land or on the Appurtenances, regardless of whether physically affixed thereto or severed or capable of severance therefrom (the "Improvements").

                   (c) Tangible Property. All of Mortgagor's right, title and interest, if any, in and to all fixtures, equipment and tangible personal property of any nature whatsoever that is now or hereafter (i) attached or affixed to the Land, the Appurtenances, or the Improvements, or (ii) situated upon or about the Land, the Appurtenances and/or the Improvements, regardless of whether physically affixed thereto or severed or capable of severance therefrom, or (iii) used, regardless of where situated, if used, usable or intended to be used, in connection with any present or future use or operation of or upon the Land. The foregoing includes: all goods and inventory, all heating, air conditioning, lighting, incinerating and power equipment; all engines compressors, pipes, pumps, tanks, motors, conduits wiring, and switchboards; all plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications and public address apparatus; all signage and recreational amenities including, without limitation, swimming pools, exercise equipment, tennis courts, clubhouse furnishings or saunas; all boilers, furnaces, oil burners, vacuum cleaning systems, elevators and escalators; all stoves, ovens, ranges, disposal units, dishwashers, water heaters, exhaust systems, refrigerators, cabinets, and partitions; all rugs, draperies and carpets; all laundry equipment; all building materials; all furniture (including, without limitation, any outdoor furniture), furnishings, office equipment and office supplies; and all additions, accessions, renewals, replacements and substitutions of any or all of the foregoing. The property interests encumbered and described by this Paragraph are called the "Tangible Property" in this Mortgage.

                   (d) Rents. All rents, issues, incomes and profits in any manner arising from the Land, Improvements, Appurtenances or Tangible Property, or any combination thereof, including Mortgagor's interest in and to all leases of whatsoever kind or nature, licenses, franchises and concessions of or relating to all or any portion of the Land, Appurtenances, Improvements or Tangible Property, or the operation thereof, whether now existing or hereafter made, including all amendments, modifications, replacements, substitutions, extensions, renewals or consolidations thereof. The property interests encumbered and described in this subparagraph are called the "Rents" in this Mortgage.



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                   (e)     Secondary Financing.   Except as expressly permitted
pursuant to Paragraph 38 hereof, all of Mortgagor's right, power or privilege to further encumber any of the Collateral described in this Paragraph 1, it being intended by this provision to divest Mortgagor of the power to encumber or to grant a security interest in any of the Collateral as security for the performance of an obligation, except for "Permitted Encumbrances," as defined in Paragraph 5 herein.

                   (f) Proceeds. All proceeds of the conversion, voluntary, or involuntary, of any of the property encumbered by this Mortgage into cash or other liquidated claims, or that are otherwise payable for injury to or the taking or requisitioning of any such property, including all judgments, settlements and insurance and condemnation proceeds as provided in this Mortgage.

                   (g) Contract Rights. All of Mortgagor's right, title and interest in and to any and all contracts or leases, written or oral, express or implied, now existing or hereafter entered into or arising, in any matter related to the improvement, use, operation, sale, conversion or other disposition of any Interest in the Land, Appurtenances, Improvements, Tangible Property or the Rents, or any combination thereof, including all tenant leases, sales contracts, reservation deposit agreements, any and all deposits, prepaid items, and due to become due thereunder; and including, without limitation, contracts pertaining to maintenance, on-site security service, elevator maintenance, landscaping services, building or project management, marketing, leasing, sales and janitorial services; Mortgagor's interests as lessee in equipment leases, including telecommunications, computers, vending machines, model furniture, televisions, laundry equipment; and Mortgagor's interests in construction contracts or documents (including architectural drawings and plans and specifications relating to the Improvements), service contracts, use and access agreements, advertising contracts and purchase orders. The property interests encumbered and described in this Paragraph are called the "Contract Rights" in this Mortgage. Notwithstanding the foregoing, Mortgagee will not be bound by any of Mortgagor's obligations under any of the foregoing contracts unless and until Mortgagee elects to assume any of such contracts or leases in writing.

                   (h) Name. All right, title and Interest of Mortgagor in and to all trade names, project names, logos, service marks, trademarks, goodwill, and slogans now or hereafter used in connection with the operation of the Mortgaged Property.

                   (i) Other Intangibles. All contract rights, commissions, money, deposits, certificates of deposit, letters of credit, documents, instruments, chattel paper, accounts, and general intangibles as such term from time to time are defined in the Uniform Commercial Code as adopted by the State of Florida (the "Uniform Commercial Code") in any manner related to the construction, use, operation, sale, conversion or other disposition (voluntary or involuntary) of the Land, Appurtenances, Improvements, Tangible Property, or Rents, including all construction plans and specifications, architectural plans, engineering plans and specifications, permits, government or quasi-governmental approvals, licenses, developer rights, vested rights under any Planned Unit Development or Development of Regional Impact or other project, zoning, or land use approval, insurance policies, rights of action and other choses in action.



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          The Land Appurtenances, Improvements and Tangible Property are
collectively referred to as the "Mortgaged Property" in this Mortgage. The portion of the property encumbered by this Mortgage that from time to time consists of intangible personal property, except for the Rent, is called the "Intangible Property" in this Mortgage. The Mortgaged Property, Rents, Intangible Property and any other property interests encumbered hereby are hereinafter referred to collectively as the "Collateral". Wherever used in this Mortgage, the use of the terms, "Mortgaged Property," "Rents". "Intangible Property," and "collateral" means and includes all or any portion thereof applicable to the context.

          Notwithstanding the grant of Mortgagor's interest in the Rents and Contract Rights above, so long as no Default shall exist hereunder or under any of the other Loan Documents, Mortgagor shall have a license to collect and receive all incomes arising from the operation, ownership, and maintenance of the Mortgaged Property, Rents and Contract Rights, but not more than one (1) month prior to accrual.

          2. SECURITY AGREEMENT. To the extent any of the Collateral encumbered by this Mortgage from time to time constitutes personal property subject to the provisions of the Uniform Commercial Code, this Mortgage constitutes a "Security Agreement" for all purposes under the Uniform Commercial Code. Without limitation, Mortgagee, at its election, upon the occurrence of a Default under this Mortgage, will have all rights, powers, privileges and remedies from time to time available to a secured party under the provisions of the Uniform Commercial Code with respect to the Collateral. The names and addresses of debtor and secured party are as shown for Mortgagor and Mortgagee, respectively, on the signature pages hereof. The remedies for any violation of the covenants, terms, and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory provisions now or hereafter enacted and specified in the Uniform Commercial Code, all at Mortgagee's sole election. Mortgagor and Mortgagee agree that the filing of financing statement(s) in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of Mortgagor and Mortgagee that everything used in connection with the production of income from the Collateral or adapted for use therein or which is described or reflected in this Mortgage, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether
(i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any financing statement(s) so filed at any time. Similarly, the mention in any financing statement of the rights in. or the proceeds of, any fire, hazard or liability insurance policy, or any award in eminent domain proceedings for a taking or for loss of value, or Mortgagor's interest as lessor in any present or future lease, or rights to income growing out of the use of the Mortgaged Property, whether pursuant to a lease or otherwise, shall not be construed as altering any of Mortgagee's rights as determined by this Mortgage, or otherwise available at law or in equity, or impugning the priority of this Mortgage or the Loan Documents, or both, but such mention in any financing statement is declared to be for Mortgagee's protection if, as, and when any court holds that notice of Mortgagee's priority of interest. to be effective against a particular class of




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persons, including the federal government and any subdivision or entities of the federal government, must be perfected in the manner required by the Uniform Commercial Code.

          Mortgagor covenants and agrees that Mortgagor will furnish Mortgagee with notice of any change in name, identity, or organizational structure, mailing address, residences or principal place of business thirty (30) days prior to the effective date of any such change. Mortgagor will promptly execute any financing statements or other instruments deemed necessary by Bank to prevent any filed financing statement from becoming misleading or losing its perfected status or to reinstate any lapsed financing statement.

          3. AFTER-ACQUIRED PROPERTY. Without the necessity of any further act of Mortgagor or Mortgagee, the lien of and security interest created by this Mortgage automatically will extend to and include (i) any and all renewals, replacements, substitutions, accessions, proceeds, products, additions or after-acquired property for or to the Collateral, and (ii) any and all monies, proceeds and other property that from time to time, either by delivery to Mortgagor or by any instrument (including this Mortgage) may be subjected to such lien and security interest by Mortgagor or by anyone on behalf of Mortgagor, or with the consent of Mortgagor, or which otherwise may come into the possession or otherwise be subjected to the control of Mortgagee or Mortgagor pursuant to this Mortgage or the other Loan Documents.

          4. DEBT. Mortgagor is justly indebted to Mortgagee in the principal amount of Nine Million Dollars ($9,000,000.00) as evidenced by that certain Promissory Note of even date herewith made by Mortgagor payable to the order of Mortgagee and maturing as stated in said Note, unless such maturity is accelerated or extended (as provided in said Note), which Note, together with any and all renewals, replacements, extensions, modifications, substitutions. future advances, and any and all other certificates or evidence of indebtedness evidenced by said Note is herein called the "Note".

          Mortgagor's obligations described below are secured, among other things, by the collateral described in this Mortgage. which term includes any and all amendments, extensions, renewals, replacements, substitutions, modifications and consolidations of this Mortgage, and may also from time to time be secured by other collateral described in written documents. The Mortgage and such other documents as may exist on the date hereof or may exist hereafter are referred to as the "Security Documents," which term, as defined in the Note, includes any and all financing statements, letters of credit, assignments, agreements, supplements, and riders made and delivered in connection with the Note and this Mortgage, and any and all amendments, modifications, extensions, renewals, replacements, substitutions and consolidations thereof or thereto. The Security Documents, the Note, and all documents between Mortgagor and Mortgagee are referred to collectively as the "Loan Documents" The Note, the Mortgage and the Loan Documents shall always be taken and read together as constituting part of one transaction.

          The obligations of Mortgagor secured by the Security Documents arising pursuant to the Loan Documents are as follows and are called the "Debt" in this Mortgage and the other Loan Documents:





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                   (a)     Loan Documents.  Mortgagor's payment or performance
of all obligations imposed upon Mortgagor by the Loan Documents; and

                   (b) Advances. All sums advanced by Mortgagee to or for the benefit of Mortgagor in the manner provided in the Loan Documents, or for the protection of the security of the Collateral, including, without limitation, all sums advanced pursuant to this Mortgage, including advances for repairs, maintenance, insurance, taxes, or assessments; and

                   (c) Costs. All costs, expenses, losses, damages and other charges sustained or incurred by Mortgagee because of (i) Mortgagor's default in payment or performance, as the case may be, of any provision contained in the Loan Documents; (ii) defense of actions instituted by Mortgagor or a third party against Mortgagee arising out of or related to the Loan, or in the realizing upon, protecting, perfecting, defending, or (iii) actions brought or defended by Mortgagee enforcing Mortgagee's security interest in the Collateral. All of these costs and expenses include reasonable attorneys' fees, paralegals' fees, or legal assistants' fees. whether incurred with respect to collection, litigation, bankruptcy proceedings, interpretation, dispute, negotiation, trial, appeal, defense of actions instituted by a third party against Mortgagee. or enforcement of any judgment based on the Loan Documents, whether or not suit is brought to collect such amounts or to enforce such rights or, if brought, is prosecuted to judgment.

                   (d) Miscellaneous Expenses. All costs and expenses incurred by Mortgagee in connection with the Loan, whether prior to or at closing or during the term thereof, including, without limitation, hazard and other insurance required by the Loan Documents, surveys, brokerage commissions and claims of brokerage, ad valorem and personal property taxes, documentary stamp taxes and intangible taxes, attorneys' fees, consultant fees, architect's fees, construction consultant's fees, environmental surveys or assessments, and recording charges.

                   (e) Indemnities. All costs, expenses, and amounts arising under or pursuant to any indemnity contained within the Loan Documents or in any separate agreement executed by Mortgagor in favor of Mortgagee.

          5. TITLE WARRANTIES. Subject to the Permitted Encumbrances (as hereinafter defined), Mortgagor covenants with Mortgagee that: (i) Mortgagor is indefeasibly seized of the Land and Improvements in fee simple, has good and marketable title to the Collateral and has full power, lawful right and authority to convey the same in fee simple and to grant Mortgagee a perfected first lien security interest in the Collateral, and (ii) the Collateral is free and clear of all liens, encumbrances, restrictions, and security interests of any nature except for those permitted encumbrances which Mortgagee has previously approved, as set out in Exhibit B attached hereto and incorporated herein by reference, which are referred to as "Permitted Encumbrances" in this Mortgage.

          6. LIENS. Mortgagor will not create or permit to be created, or to remain, and will promptly discharge at Mortgagor's expense any and all liens or encumbrances upon, or security





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interests in, the Collateral, or any combination thereof, whether consensual, common law, statutory, voluntary, involuntary, or arising by operation of law, except Permitted Encumbrances. Notwithstanding the foregoing, and except for any construction liens, Mortgagor may contest the amount, validity and enforceability of any involuntary or nonconsensual lien, encumbrance or security interest, including those arising by operation of law, in the manner provided in Paragraph 8 below. If any construction lien is filed against the Mortgaged Property, Mortgagor agrees to discharge or otherwise remove such lien by bond or otherwise, within ten (10) days of imposition of same, but may thereafter contest the amount or validity of such lien as provided in Paragraph 8 below.

          7. TAXES AND OTHER IMPOSITIONS. Mortgagor will pay or cause to be paid, when due (i) all property taxes, assessments, water, sewer, utility and other rents, rates and charges, including all excises, taxes, levies, license fees, permit fees, impact fees, connection fees, and other fees and charges, whether general or special, ordinary or extraordinary, foreseen or unforeseen, that may be assessed, levied or imposed upon the Collateral, or otherwise arising with respect to the occupancy, use, possession or disposition thereof, whether or not the failure to pay the same might result in the creation of a lien upon the Collateral, or any combination thereof, (ii) all franchise, excise and other taxes, fees and charges assessed, levied or imposed with respect to Mortgagor's right to do business in the State of Florida and the political subdivisions thereof, (iii) all taxes and fees (except for Mortgagee's state and federal income taxes) that may be levied by the United States of America or any state or political subdivision thereof, upon Mortgagee or Mortgagor in connection with or upon the Loan Documents, or the Debt or its payment, or collection, or any combination thereof (including all documentary stamp taxes and intangible taxes plus any penalties and interest charged for the late payment of any such taxes); and (iv) all lawful claims and demands of contractors, subcontractors, mechanics, laborers, materialmen and other lienors which, if unpaid, might result in the creation of a lien upon the Collateral. The sums payable under this Paragraph are called "Impositions". Nothing contained in this Paragraph will require the payment of any Imposition so long as the amount, validity or enforceability thereof is contested by appropriate proceedings as provided in Paragraph 8 below. With respect to state and local real and tangible personal property taxes, however, Mortgagor will pay same and will furnish Mortgagee with copies of the receipts for each such payment without demand at least thirty (30) days prior to the date each of such taxes will become delinquent, and any contest of the same must be by a suit or other proceeding for a refund. Nothing contained in this Paragraph shall prohibit Mortgagor from paying Impositions in installments where such method of payment is permitted by law. With respect to all other Impositions, Mortgagor will furnish Mortgagee with proof of such payment upon demand. If any payment required to be made by Mortgagor by this Paragraph is prohibited by law, with the result that Mortgagee becomes liable for its payment, then the Debt will immediately become due and payable, at Mortgagee's option.

          8. CONTESTS. Mortgagor may contest, by any and all appropriate administrative, trial or appellate proceedings, or any combination thereof, and in Mortgagee's name, if required by law, the amount, validity, enforceability or application of any Imposition that Mortgagor is required to pay or perform to any person or entity other than Mortgagee by any provision of this Mortgage or the other Loan Documents if and only for so long as: (i) Mortgagor notifies Mortgagee in writing of its intent to contest the Imposition; (ii) such contest suspends the collection or enforcement of the





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

item(s) contested; (iii) no part of the Collateral will be subject to loss, sale or forfeiture before final determination of any such contest; (iv) neither Mortgagor nor Mortgagee will be subject to any criminal liability; (v) Mortgagor furnishes such security as may be required by law in connection with each such contest; (vi) the value, usefulness and marketability of the Collateral will not be adversely impaired by any such contest; (vii) Mortgagor otherwise continues to pay and perform, as the case may be, the Debt and Mortgagor's obligations under this Mortgage; (viii) Mortgagor otherwise is not in default under any provision of the Loan Documents; (ix) each such contest is continuously prosecuted diligently to final determination; (x) Mortgagor pays or causes to be paid, and defends, indemnifies and holds Mortgagee harmless of and from any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees) incurred in connection with each such contest; (xi) Mortgagor, promptly following final determination of each such contest, fully pays and discharges all amounts that may be levied, assessed, charged, imposed or otherwise determined to be payable, together with all penalties, fines, interests, costs and expenses, and otherwise complies with such final determination, at Mortgagor's sole cost and expense; and (xii) such liens are not filed against the Mortgaged Property pursuant to Chapter 713, Florida Statutes, in which event such liens must be discharged or deferred to bond pursuant to Paragraph 6 above before Mortgagor contests such liens. So long as Mortgagor complies with the foregoing and Mortgagee is promptly reimbursed for all costs and expenses incurred, Mortgagee will cooperate with Mortgagor in connection with any such contest.

          9. INSURANCE. Until the Debt shall have been discharged by Mortgagor, Mortgagor shall maintain, at Mortgagor's cost and expense, the following insurance coverages in full force and effect at all times:

                   (a) Hazard and Property Insurance. Mortgagor will obtain and keep in full force (i) "All Risk" type property insurance to include as a minimum the perils of fire and extended coverage, vandalism, water damage, collapse, earthquake, and law and ordinance (demolition and increased cost of construction) coverage in an amount equal to 100% of the full insurable value of the Improvements (i.e., total cost less value of land and nondestructibles such as foundations, underground utilities, etc.); and (ii) personal property insurance as required by Lender in an amount equal to 100% of the full insurable replacement value of the Tangible Property; and (iii) business income insurance in an amount equal to (y) annual net income plus continuing normal operating expenses, or (z) one year's rental value including, but not limited to rental income from all Leases or sub-leases which are assigned to Lender; and (iv) flood insurance in the maximum amount available unless Lender is furnished a surveyor's certificate indicating that the improvements are not located inside the special flood hazard Boundary Map or in Flood Insurance Rate Map (FIRM) Zones A, AE, A1-A30, AH, A), A99, VE, V1-V30 OR M).

                   (b) Liability Insurance, Mortgagor will obtain and keep in full force a "Broad Form Comprehensive General Liability" insurance coverage for both Mortgagor and any contractor performing services to the Mortgaged Property in the minimum coverage amount of One Million Dollars ($1,000,000) per occurrence and combined single limit ("CSL") of Five Million Dollars ($5,000.000).





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

                   (c) Other Insurance. Boiler and machinery insurance, worker's compensation insurance, wind damage insurance, and other insurance coverages as Mortgagee may reasonably require.

          The policy or policies of insurance shall (i) be from companies and in coverage amounts acceptable to Mortgagee, (ii) contain a standard mortgagee clause in favor of Mortgagee naming Mortgagee as a mortgagee and including a lender's loss payee clause in such policy, as applicable (iii) not be terminable or modified without thirty (30) days' prior written notice to Mortgagee, and (iv) be evidenced by original policies or certified copies of policies deposited with Mortgagee, as Mortgagee may elect, to be held by Mortgagee until the Debt shall have been fully paid and discharged. Mortgagor shall furnish Mortgagee satisfactory evidence of payment of all premiums required and similar evidence of renewal or replacement coverage not later than thirty (30) days prior to the date any coverage will expire.

          Each insurance policy or endorsement required herein shall be written by an insurer having a rating not less than "A-XII" Best's Rating according to the most current edition of Best's Key Rating Guide as determined at the time of the initial policy and at all times during the term hereof. All policies shall indicate that notices related to such insurance shall be sent to Mortgagee at:

                   The Wackenut Corporation
                   1500 San Remo Avenue
                   Coral Gables, Florida


          If any loss occurs with respect to the Mortgaged Property, Mortgagee is hereby appointed attorney-in-fact for Mortgagor to make proof of loss if Mortgagor fails to make the same punctually, and in such event to give a receipt for any proceeds collected under such policies. Mortgagor will promptly give written notice to Mortgagee of any loss or damage to the Mortgaged Property, and will not adjust or settle any such loss without Mortgagee's prior written consent, which consent shall not be unreasonably withheld or delayed. Upon any Default by Mortgagor under this Mortgage, all right, title and interest of Mortgagor in and to all such insurance policies then in force, including any and all unearned premiums and existing claims, will inure to Mortgagee, which, at its option, and as attorney-in-fact for Mortgagor, may then make, settle and give binding acquittances for claims under all such policies, and may assign and transfer such policies or cancel or surrender them, applying any unearned premium in such manner as Mortgagee may elect. The foregoing appointment of Mortgagee as attorney-in-fact for Mortgagor is coupled with an interest, and is irrevocable. Notwithstanding the occurrence of any casualty or the availability of any insurance proceeds, Mortgagor will pay the Debt in the manner required by the Loan Documents.

          10. CONDEMNATION. If all or any part of the Collateral, or any interest therein or right accruing thereto, is taken as a result of, or in lieu or in anticipation of, the exercise of the right of condemnation or eminent domain, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property, in any event by any government or quasi-governmental





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

authority, civil or military, or any other party entitled to exercise such powers by law, general or special, or is devalued or otherwise adversely affected by any of the foregoing actions, all proceeds payable with respect to any such action are assigned to Mortgagee and shall be paid to Mortgagee. Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. The proceeds of any award or compensation so received shall, at the option of the Mortgagee, either be applied to the payment of the Debt or be paid over to the Mortgagor for the restoration of the Improvement. Mortgagor, immediately upon obtaining knowledge of the institution or threatened institution, of any proceedings for the Mortgaged Property, or any part thereof, by condemnation or eminent domain, will notify the Mortgagee of the pending of such proceedings. Mortgagee shall have the right to intervene and participate in any proceedings for and in connection with any taking referred to in this section. Mortgagor shall not enter into any agreement for the taking of the Mortgaged Property or any part thereof with any person or persons authorized to acquire the same by condemnation or eminent domain, unless the Mortgagee shall have consented thereto in writing. Any of the foregoing actions are sometimes called a "condemnation" or "taking" in this Mortgage and the other Loan Documents. Such proceeds include, without limitation, severance damages, damages arising from the change of grade of any street or the access thereto, the taking of air rights and damages caused by noise, pollutants and other emissions. Notwithstanding any such taking or other injury or decrease in value, or the availability of any proceeds for any of the foregoing, Mortgagor shall continue to pay the Debt in the manner required by the Loan Documents. Mortgagee's rights under this Paragraph will survive the foreclosure or other enforcement of this Mortgage, and Mortgagee will have the right to receive and retain all proceeds to the extent of any deficiency which exists upon such foreclosure or other enforcement, together with legal interest thereon, and to the extent of the reasonable counsel fees, costs and disbursements incurred by Mortgagee in connection with the collection of such proceeds. Such right shall exist whether or not a deficiency judgment shall have been sought or recovered or denied upon the Note. The remaining balance of such proceeds, if any, will inure to the benefit of the party entitled thereto by applicable law.

          11. APPLICATION OF INSURANCE PROCEEDS AND AWARDS. The Mortgagor will promptly give the Mortgagee written notice of any damage to or destruction of the Mortgaged Property or any part thereof, generally describing the nature and extent of such damage or destruction and the Mortgagor's best estimate of the cost of restoring the Mortgaged Property. The Mortgagee may, at its sole option, apply all amounts recovered under any insurance policy required to be maintained by the Mortgagor hereunder in any one or more of the following ways:
(a) to the payment of the reasonable costs and expenses incurred by the Mortgagee in obtaining such insurance proceeds, including the fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses; (b) to the payment of any of the Debt other than indebtedness with respect to the Note at the time outstanding; (c) to the payment of the principal of the Note and any interest accrued and unpaid thereon, without regard to whether any portion or all of such amounts shall be matured or unmatured, together with interest at the default interest rate on any overdue principal and (to the extent permitted by applicable law) interest; and, in case such amount shall be insufficient to pay in full all such amounts, then such amounts shall be applied, first, to the payment of all amounts of interest accrued on the Note and unpaid, without preference or priority of any payment of interest over any other payment of interest or of any other Note, and, second, to the payment of all amounts of principal at the time outstanding, without preference or priority of any installment or amount of principal over any other installment or amount of principal or of any Note over any other Note, but otherwise in such manner and order as the Mortgagee shall in its sole discretion determine; (d) to fulfill any of the other covenants contained herein as the Mortgagee may determine; (e) release to the Mortgagor for application to the cost of restoring the Mortgaged Property; or (f) release to the Mortgagor. In the event of a foreclosure of this Mortgage, the purchaser of the Mortgaged Property shall succeed to all the rights of the Mortgagor, including any right to unearned premiums, in and to all policies of insurance assigned and delivered to the Mortgagee.

          Notwithstanding anything to the contrary contained in Paragraph 11 of the Mortgage, and upon the terms and conditions set forth below, in the event of damage or destruction to the buildings now or hereafter situated on the Mortgaged Property all insurance money paid to Mortgagee on account of such damage or destruction, less the actual costs, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be released by Mortgagee to be applied to payment (to the extent of actual restoration performed) of the cost of restoring, repair, replacing or rebuilding the Mortgaged Property substantially to its value immediately prior to such damage or destruction (the "Restoration"), including the cost of temporary repairs. Insurance proceeds released for Restoration shall be disbursed from time to time as such Restoration progresses subject to the following conditions:

          (a) Mortgagor is not then in Default under and no event of Default then exists with respect to any of the terms, covenants and conditions under the Note or the Mortgage; and

          (b) The cost of Restoration is less than 50% of the insurable value of the building or buildings prior to such damage or destruction.

          (c) Mortgagee shall first be given satisfactory proof that by the expenditure of such proceeds, the Mortgaged Property will be fully restored, free and clear of all construction liens, or, if such proceeds are insufficient to restore or rebuild the Mortgaged Property, Mortgagor shall either (i) deposit promptly with Mortgagee funds which, together with such proceeds, shall be sufficient to complete Restoration, or (ii) provide other assurance satisfactory to Mortgagee that Restoration will be completed; and

          (d) In the event Mortgagor shall fail either to pursue Restoration diligently to completion or to complete Restoration within a reasonable time, Mortgagee, at its option, may complete Restoration for or on behalf of Mortgagor and for such purpose may do all necessary acts.

          In the event any of the said conditions are not or cannot be satisfied, then Mortgagee may apply such proceeds to payment of the Debt secured by the Mortgage. Under no circumstances shall Mortgagee become personally liable for the fulfillment of the terms, covenants and conditions contained in any of the leases of the Mortgaged Property with respect to the matters referred to in this paragraph nor obligated to take any action to restore the Mortgaged Property. Mortgagee shall not be obligated to see to the proper application of any funds released hereunder, nor shall any amount so released or used be deemed a payment on the Debt secured by the mortgage.

          Upon (i) completion of all the Restoration in a good workmanlike manner and substantially in accordance with the plans and specifications therefor, if any, approved by Mortgagee and (ii) receipt by Mortgagee of satisfactory evidence that the Restoration has been completed and paid for in full (or, if any part of such Restoration has not been paid for, adequate security for such payment shall exist in form satisfactory to Mortgagee), any balance of the insurance proceeds at the time held by Mortgagee shall be paid to Mortgagor or its designee provided Mortgagor is not then in Default under and no event of Default then exists with respect to any of the terms or provisions of the Note or the Security Documents.

          If, while any insurance proceeds are being held by Mortgagee to reimburse Mortgagor for the cost of Restoration of the Mortgaged Property, Mortgagee shall be or become entitled to, and shall, accelerate the Debt secured by the Mortgage upon the terms and conditions set forth in the Note, Mortgagee shall be entitled to apply all such proceeds then held by it in reduction of the Debt secured by the Mortgage and any excess held by it over the amount of the Debt secured by the Mortgage shall be returned to Mortgagor or any party entitled thereto.

               12.      MAINTENANCE, REPAIRS, AND RECONSTRUCTION.

                   (a) Maintenance and Repairs. Mortgagor, at its sole cost, shall make all repairs, renewals, replacements, servicing and reconstruction that are necessary to maintain the Mortgaged Mortgaged Property in good order, condition and repair. Mortgagor shall establish (and set aside in segregated deposits) reserve funds in amounts acceptable to Mortgagee for tenant improvements and for replacements, repairs and capital expenditures in accordance with the provisions of the Post-Closing Escrow Agreement between Mortgagor and Mortgagee of even date herewith. Immediately following the occurrence of any casualty or other loss, Mortgagor promptly will undertake all restoration required or desirable and will pursue it diligently to completion. Mortgagor shall (i) not strip, waste, remove or demolish any portion of the Mortgaged Property, nor suffer or permit any such action; (ii) promptly comply with all laws, governmental regulations and public or private restrictions or easements, or both, of any kind affecting the Mortgaged Property or requiring any alterations or improvements to be made thereon, and (iii) not commit, suffer or permit any act upon the Mortgaged Property in violation of any law, subject to Mortgagor's right to contest the same in good faith to conclusion, as provided in Paragraph 8 of this Mortgage. If any public agency or authority requires or commences any proceedings for the demolition or removal, or both, of any improvements or portions thereof comprising the Mortgaged Property due to non-compliance with health, safety, fire or building codes, then, unless Mortgagor undertakes to contest such action in the manner provided in Paragraph 8 above and pursues such contest to a successful conclusion, such action will constitute a Default under this Mortgage. Mortgagor will not, without Mortgagee's prior written consent, (i) make any material alterations, additions or improvements of or to the Mortgaged Property; (ii) make any material change in the general nature of the use or occupancy of the Mortgaged Property; (iii) institute or join or acquiesce in any action to change the existing zoning or land use classification of the Mortgaged Property, or (iv) grant easements or licenses affecting the use or operation of the Mortgaged Property. Mortgagee and any persons authorized by Mortgagee may enter the Mortgaged Property at all reasonable times with prior notice for inspections or for any other lawful purpose. If Mortgagor fails to comply with the requirements of this Paragraph, then Mortgagee, without waiving the option to foreclose, may take some or all measures Mortgagee reasonably deems necessary or desirable for the maintenance, repair, preservation or protection of the Mortgaged Property, and any expenses reasonably incurred by Mortgagee in so doing shall become part of the Debt secured hereby, and shall, at the option of Mortgagee, become immediately due and payable, and shall bear interest at the Default Rate specified in the Note. Mortgagee shall have no obligation to care for or maintain the Mortgaged Property, or, having taken some measures therefor, to continue same or take other measures.

                   (b) Reconstruction. The Mortgagor shall promptly repair, restore, replace or rebuild any part of the Mortgaged Property, now or hereafter encumbered by this Mortgage which may be affected by any condemnation proceeding or which may otherwise become damaged, destroyed, lost or unsuitable for use. In the event the Mortgaged Property or any part thereof, if damaged or destroyed by fire or other casualty, the Mortgagor shall immediately notify the Mortgagee, in writing, of such damage or destruction. The Mortgagor shall not cause or permit anything to be done which would or could increase the risk of fire or other hazard to the Mortgaged Property, or any part thereof, or which would or could result in an increase in any insurance premiums payable with respect to the Mortgaged Property, or which would or could result in the cancellation of any insurance policy carried with respect to the Mortgaged Property. No part of the Mortgaged Property, including, but not limited to, any building, structure, water system, sewer system, parking lot, driveway, landscape scheme, timber or other ground improvement, equipment or other property, now or hereafter mortgaged, shall be removed, demolished or materially altered without the prior written consent of the Mortgagee. No top soil, sand, sod, loam, clay or gravel shall be mined, stripped, or removed from the Mortgaged Property without the written consent of the Mortgagee.

          13. ADVANCES. If Mortgagor defaults in the observance or performance of any of the provisions of the Loan Documents, including but not limited to obtaining and maintaining insurance pursuant to Paragraph 9, paying Impositions pursuant to Paragraph 7, and maintaining the Mortgaged Property pursuant to Paragraph 12, then Mortgagee, without waiving or otherwise impairing any other of its rights or remedies, at its sole option and without obligation to do so, and without demand upon Mortgagor, may make any such payment or take such action as Mortgagee deems necessary or appropriate to correct such Default, or to protect the security of the Collateral encumbered by the Loan Documents. All payments so made, together with all costs and expenses so incurred, will be added to the principal amount due under the Note and thereafter will bear interest at the rate then payable as provided for in the Note, and will be secured by the lien and security interest granted by the Security Documents. For the foregoing purposes, Mortgagee is authorized to (a) enter upon the Mortgaged Property; (b) appear in and defend any action or proceeding purporting to affect the security of this Mortgage or the rights or powers of Mortgagee hereunder, (c) pay, purchase, contest or compromise any encumbrance, charge or lien that in the reasonable judgment of Mortgagee appears to adversely affect the Collateral; and (d) take whatever action Mortgagee, in its discretion, deems necessary or appropriate in exercising any such powers. Notwithstanding the foregoing, Mortgagor immediately, upon Mortgagee's demand, will pay all sums so expended by Mortgagee with interest as stated above.

          14.      [THIS SPACE INTENTIONALLY LEFT BLANK]


          15.      [THIS SPACE INTENTIONALLY LEFT BLANK]


          16.      [THIS SPACE INTENTIONALLY LEFT BLANK]


          17. ASSIGNMENT OF RENTS, LEASES, PROFITS AND CONTRACT RIGHTS. Pursuant to Paragraph I of this Mortgage, Mortgagor has irrevocably assigned and set over unto Mortgagee all right, title, and interest of Mortgagor in and to the Rents and Contract Rights (including all leases and sales contracts now or hereafter existing relating to the Mortgaged Property) as security for the Debt, together with the right to collect and enforce the same; provided, however, so long as there shall be no Default under the Loan Documents, Mortgagor has been granted a license to collect and receive all Rents assigned hereunder in accordance with Paragraph 1. Neither these assignments nor Mortgagee's enforcement of the provisions of these assignments (including the receipt of the Rents) will operate to subordinate the lien of this Mortgage to any of the rights of any lessee or purchaser under any lease or sales contract of the Mortgaged Property, or to subject Mortgagee to any liability to any such lessee or purchaser for the performance of any obligations of Mortgagor under any such lease or sales contract unless and until Mortgagee agrees to such subordination or assumes such liability by an appropriate written instrument. All right, title and interest of each such lessee or purchaser in and to the Mortgaged Property, whether arising by virtue of any such lease, contract or otherwise, at all times will be and remain subject, subordinate and inferior to the lien of this Mortgage and all rights, remedies, powers and privileges of Mortgagee arising under or by virtue of any of the Loan Documents. The assignments of Rents and Contract Rights (including leases) contained in this Mortgage are intended to provide Mortgagee with all the rights and remedies of mortgagees pursuant to Section 697.07, Florida Statutes, as may be amended from time to time. However, in no event shall this reference diminish, alter, impair, or affect any other rights and remedies of Mortgagee. Notwithstanding the foregoing, if Mortgagor shall have executed an Assignment of Rents constituting one of the Loan Documents, such Assignment of Rents is hereby incorporated herein by reference and shall control if in conflict with the provisions of this Mortgage.

          18. LEASES AFFECTING MORTGAGED PROPERTY. The assignments contained in Paragraph I shall not be deemed to impose upon Mortgagee any of the obligations or duties of Mortgagor provided in any such lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Mortgaged Property or any part thereof), and Mortgagor will comply with and observe its obligations as landlord under all leases affecting the Mortgaged Property or any part thereof. Mortgagor has a license to collect the Rents, but shall not accept payment of rent more than one month in advance without the prior written consent of the Mortgagee, and only so long as there is no Default hereunder or under the other Loan Documents. Mortgagor shall receive the Rents in trust on Mortgagee's behalf, and Mortgagor covenants to apply same to the payment of taxes and assessments upon the Mortgaged Property, to the cost of insurance and maintenance and repairs, and to the payment of the Debt, before using any part of the Rents for any other purpose.

          Prior to a Default hereunder and demand by Mortgagee for delivery of security deposits held by Mortgagor or any agent of Mortgagor to Mortgagee or its designee, Mortgagor shall maintain all security deposits pursuant to the leases in a separate, identifiable account deposited with Mortgagee, or any other institution acceptable to Mortgagee, and in accordance with all applicable laws and regulations. Upon delivery of such security deposits to Mortgagee, or upon Mortgagee's enforcement of its security interest in such deposits, Mortgagee shall hold such security deposits pursuant to the terms of the leases in respect of which such deposits were obtained by Mortgagor and in accordance with applicable law; provided, however, in no event shall Mortgagee be liable to any lessee of any part of the Mortgaged Property for the return of any security deposit in any amount in excess of the amount delivered to Mortgagee by Mortgagor. Any security deposits held by Mortgagee shall not bear interest unless required by applicable law.

          Mortgagor will: (a) not collect any of the Rents arising or accruing under any lease in advance of the time when the same shall become due, other than as required to be paid in advance by the terms of any lease, but in no event more than one (1) month in advance; (b) not pledge, transfer, mortgage or otherwise encumber or assign any of Mortgagor's interest in the leases or any Rents arising or accruing therefrom except as expressly permitted pursuant to the provisions of Paragraph 38 below; (c) not waive, excuse, condone, discount, set-off, compromise, or in any manner release or discharge any tenant thereunder of and from any obligations, covenants, conditions and agreements by said tenant to be kept, observed and performed, including the obligation to pay the rents thereunder, in the manner at the place and time specified therein;
(d) not cancel, terminate or consent to any surrender of any lease, nor modify, alter or change any of the terms thereof without the prior written consent of Mortgagee; (e) not consent to any assignment of or subletting under any lease, whether or not in accordance with the terms thereof, without the prior written consent of Mortgagee; and (f) not enter into, execute or deliver any leases without the prior written consent of Mortgagee. Mortgagee's approval of any of the leasing matters set forth in (c) through (f) above shall not be unreasonably withheld or delayed and any request for approval of any new leases shall be deemed appproved if Mortgagee fails to respond in writing within ten
(10) days after the date of
submission to Mortgagee of the material, economic terms of any new leases, the identity of the proposed tenants and any financial information received by Mortgagee with respect to such proposed tenants.

          In the event any tenant of the Mortgaged Property should be the subject of any proceeding under the Federal Bankruptcy Code, as amended from time to time, or any other federal, state or local statue which provided for the possible termination or rejection of any of the leases assigned hereby, Mortgagor covenants and agrees that if any of the leases is so terminated or rejected, no settlement for damages shall be made without the prior written consent of Mortgagee, and any check in payment of damages for termination or rejection of any such lease will be made payable both to Mortgagor and Mortgagee. Mortgagor hereby assigns any such payment to Mortgagee and further covenants and agrees that upon the request of Mortgagee, it will duly endorse to the order of Mortgagee any such check, the proceeds of which will be applied to that portion of the Debt as Mortgagee may elect.

          Notwithstanding anything to the contrary contained in Paragraph 18 or in any of the Security Documents so long as Mortgagor is not in Default, Mortgagor shall have the right to enter into new leases, terminate, modify and otherwise deal with leases and the tenants under said leases in its normal course of business without obtaining Mortgagee's prior written approval of any such action, provided:

          (a) All new or replacement leases shall be on the form previously approved by Mortgagee;

          (b) Mortgagor shall promptly furnish Mortgagee with copies of all appropriate documents pertaining to such action taken with regard to existing, new or replacement leases; and

          (c) If execution of a new or replacement lease is involved, the rent payable under such lease shall be not less than the then prevailing rental rates for similar space for a similar term in similar buildings located in South Miami, Florida.

          The foregoing provisions shall only apply to leases of less than twenty-five thousand (25,000) square feet.

          19. DEFAULT. The occurrence of any of the following (time being of the essence as to this Mortgage and all of its provisions) constitutes a "Default" by Mortgagor under this Mortgage and, at the option of Mortgagee, under the other Loan Documents:

                   (a) Scheduled Payment. Mortgagor's failure to make any payment required by the Note when due.

                   (b) Monetary Default. Mortgagor's failure to make any payment required by this Mortgage or the other Loan Documents when due.

                   (c) Other. Mortgagor's failure to perform any other obligation imposed upon Mortgagor by this Mortgage or the other Loan Documents within the time period therein specified, or as may be specified by Mortgagee, if in the sole opinion of Mortgagee such Default is curable. This provision shall not be construed to provide Mortgagor with any grace period in complying with any obligations imposed on Mortgagor by the terms of the Loan Documents except as expressly specified in Paragraph 20 below.

                   (d) Representation. Any representation or warranty of Mortgagor contained in this Mortgage or in any certificate delivered pursuant hereto, or in any other instrument or statement furnished in connection herewith, proves to be incorrect or misleading in any materially adverse respect as of the time when the same shall have been made.

                   (e) Bankruptcy. Mortgagor (i) files a voluntary petition in bankruptcy or a petition or answer seeking or acquiescing in any reorganization or for an arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself pursuant to the United States Bankruptcy Code or any similar law or regulation, federal or state relating to any relief for debtors, now or hereafter in effect; or (ii) makes an assignment for the benefit of creditors or admits in writing its inability to pay or fails to pay its debts as they become due; or (iii) suspends payment of its obligations or takes any action in furtherance of the foregoing; or (iv) consents to or acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator or other similar official of Mortgagor for all or any part of the Collateral or other assets of such party, or either; or (v) has filed against it an involuntary petition, arrangement, composition, readjustment, liquidation, dissolution, or an answer proposing an adjudication of it as a bankrupt or insolvent, or is subject to a reorganization pursuant to the United States Bankruptcy Code, an action seeking to appoint a trustee, receiver, custodian, or conservator or liquidator, or any similar law, federal or state, now or hereafter in effect, and such action is approved by any court of competent jurisdiction and the order approving the same shall not be vacated or stayed within thirty (30) days from entry; or (vi) consents to the filing of any such petition or answer, or shall fail to deny the material allegations of the same in a timely manner.

                   (f) Judgments. (1) A final judgment, other than a final judgment in connection with any condemnation, and including any judgment or other final determination of any contest permitted by Paragraph 8 of this Mortgage, is entered against Mortgagor that (i) adversely affects the value, use or operation of the Collateral, or (ii) adversely affects, or reasonably may adversely affect, the validity, enforceability or priority of the lien or security interest created by this Mortgage or the other Loan Documents, or both; or (2) execution or other final process issues thereon with respect to the Collateral; and (3) Mortgagor does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereon, in any event within (30) days from entry, or Mortgagor shall not, within such period or such longer period during which execution on such judgment shall have been stayed, appeal therefrom or from the order, decree or process upon or pursuant to which such judgment shall have been entered, and cause its execution to be stayed during such appeal, or if on appeal such order, decree or process shall be affirmed and Mortgagor shall not discharge such judgment or provide for its discharge in accordance with its terms within sixty (60) days after the entry of such order or decree or affirmance, or if any stay of execution on appeal is released or otherwise discharged.

                   (g) Liens. Any federal, state or local tax lien or any claim of lien for labor or materials or any other lien or encumbrance of any nature whatsoever is recorded against Mortgagor or the Mortgaged Property and is not removed by payment or transferred to substitute security in the manner provided by law, within ten (10) days after notice thereof is received by Mortgagor or is not contested by Mortgagor in the manner permitted by Paragraph 8 above.

                   (h) Leases. Mortgagor's default in the performance of its obligations as lessor under any lease of all or any portion of the Mortgaged Property, which default could result, in Mortgagee's judgment, in the termination of said lease provided that this provision shall only be applicable to default(s) by Mortgagor under one or more leases which, if terminated by reason thereof, would result in the surrender of at least 25,000 rentable square feet of space within the Mortgaged Property.

                   (i) Other Notes or Mortgages. Mortgagor's default in the performance or payment of Mortgagor's obligations under any other note, or under any other mortgage encumbering all or any part of the Mortgaged Property, if the other mortgage is permitted by Mortgagee, whether such other note or mortgage is held by Mortgagee or by any other party.

                   (j) Mortgagor Default Under Loan Documents. Mortgagor's default in the payment or performance of any of Mortgagor's obligations under any of the Loan Documents, including this Mortgage and any riders thereto.

                   (k) Mortgagor's Continued Existence. Mortgagor shall cease to exist or to be qualified to do or transact business in the State in which the Mortgaged Property is located or be dissolved or shall be a party to a merger or consolidation, or shall sell all or substantially all of its assets, or the death of any individual being a Mortgagor.

                   (l) Stock in Mortgagor. If, without the prior written consent of Mortgagee, any shares of stock of Mortgagor are issued, sold, transferred, conveyed, assigned, mortgaged, pledged, or otherwise disposed of so as to result in change of control of Mortgagor, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into; or, if Mortgagor is a partnership, any general partnership interest or other equity interest in the partnership is sold, transferred, assigned, conveyed, mortgaged, pledged, or otherwise disposed of, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into, or any general partner of Mortgagor withdraws from the partnership.

                 (m)     THIS SPACE IS INTENTIONALLY LEFT BLANK

                   (n) Transfer of Mortgaged Property or Ownership. Any sale, conveyance, transfer, assignment, or other disposition of all or any part of the Collateral or any ownership interest in Mortgagor in violation of Paragraph 29 below.

                   (o) False Statement. Any material statement or representation of Mortgagor contained in the materials furnished to Mortgagee or prior or subsequent to the making of the loan secured hereby are discovered to have been false or incorrect or incomplete in any material respect.

                   (p) Default Under Indemnity. Mortgagor shall default under any obligation imposed upon Mortgagor by any indemnity whether contained within any of the Loan Documents or otherwise.

          20. REMEDIES. Upon the occurrence and continuance, if applicable, of any Default, Mortgagee may exercise any one or more of the following rights and remedies, in addition to all other rights and remedies otherwise available at law or in equity:

                   (a) Other Documents. To pursue any right or remedy provided by the Loan Documents.

                   (b) Acceleration. To declare the entire unpaid amount of the Debt together with all accrued and unpaid interest thereon immediately due and payable with interest to be due thereon at the Default Rate set forth in the Note.

                   (c) Foreclosure. To foreclose the lien of this Mortgage and obtain possession of the Collateral, by any lawful procedure.

                   (d) Code Rights. To exercise any right or remedy available to Mortgagee as a secured party under the Uniform Commercial Code as adopted by the State of Florida, as it from time to time is in force and effect, with respect to any portion of the Collateral then constituting property subject to the provisions of such Code; or Mortgagee, at its option, may elect to treat the Collateral as real property, or an interest therein, for remedial purposes.

                   (e) Receiver. To apply, on ex parte motion, to any court of competent jurisdiction for the appointment of a receiver to take charge of, manage, preserve, protect, complete construction of, rent, and operate the Mortgaged Property and any of Mortgagor's business or businesses situated thereon, or any combination thereof, to collect the Rents; to make all necessary and needed repairs; to pay all taxes, assessments, insurance premiums and all other costs incurred in connection with the Mortgaged Property; and, after payment of the expenses of the receivership, including reasonable attorneys' fees and other costs and expenses related to the enforcement of the Security Documents, and after compensation to the receiver for any of the services described herein or pursuant hereto, to apply all net proceeds derived therefrom in reduction of the Debt or in such other maimer as the court shall direct. The appointment of such receiver shall be a matter of strict right to Mortgagee, regardless of the adequacy of the security or of the solvency of any party obligated for payment of the Debt. AU expenses, fees and compensation incurred pursuant to any such receivership shall be secured by the lien of this Mortgage until paid. The receiver, personally or through agents, may exclude Mortgagor wholly from the Mortgaged Property and have, hold, use, operate, manage and control the Mortgaged Property and may, in the name of Mortgagor, exercise all of Mortgagor's rights and powers to maintain, construct, operate, restore, insure and keep insured the Mortgaged Property in such manner as such receiver deems appropriate.

                   (f) Rents. After Mortgagee shall have given written notice to Mortgagor, to collect all rents, issues, profits, revenues, income, proceeds, or other benefits from the Collateral, or to pursue any remedy available under Chapter 697.07, Florida Statutes, as amended, supplemented, or superseded from time to time.

                   (g) Other Security. To proceed to realize upon any and all other security for the Debt in such order as Mortgagee may elect; no such action, suit, proceeding, judgment, levy, execution or other process will constitute an election of remedies by Mortgagee or will in any manner alter, diminish or impair the lien and security interest created by this Mortgage or any other Security Documents unless and until the Debt is paid in full.

                   (h) Advances. To advance such monies and take such other action as is authorized by Paragraphs 13 and 23 herein.

          Notwithstanding anything to the contrary contained in this Mortgage or the Security Documents, including without limitation the Note referred to therein, Mortgagee agrees that it shall not exercise any right or remedy provided for therein because of a Default by Mortgagor unless Mortgagee shall first have given written notice thereof to Mortgagor and Mortgagor shall have failed, in the event of a monetary Default as described in Paragraph 19(a) and
(b), to pay the outstanding sums within a period of ten (10) calendar days after the giving of such notice of Default, or in the event of a non-monetary Default as described in Paragraph 19(c), Mortgagor shall have failed within a period of thirty (30) days after the giving of such notice of Default to cure the non-monetary default; provided that if the non-monetary Default cannot be cured within thirty (30) days and Mortgagor proceeds diligently with efforts to cure such default until it shall be fully cured within no more than sixty (60) days after the giving of such notice or such longer period as Mortgagee may specify, Mortgagee shall not exercise any right or remedy provided herein until such cure period shall expire; provided, further, that Mortgagee shall not be required to give any such notice or to allow any part of the cure period if (i) Mortgagor or any Guarantor shall have filed a petition in bankruptcy or for re-organization or a bill in equity or otherwise initiated proceedings for the appointment of a receiver of its or their assets and such appointment or such receivership is not terminated within thirty (30) days; or (ii) Mortgagee determines that its security may be imminently and materially threatened or impaired by reason of such Default. Furthermore, any notice and grace period requirements contained elsewhere in the Mortgage and Security Documents including the Note secured thereby shall run concurrently with the requirements contained in this Paragraph and not in addition thereto.

          21. WAIVER OF CERTAIN RIGHTS. Mortgagor will not claim, take or insist upon any benefit or advantage of any present or future stay, extension, redemption or moratorium law that may affect Mortgagor's obligations hereunder, or any law providing for the valuation or appraisal of the Mortgaged Property or any portion thereof prior to any sale or sales that may be made under or by virtue of this Mortgage. Mortgagor, for itself and all who may claim under Mortgagor, waives, to the extent that it lawfully may, all rights to have the Mortgaged Property and any other security for the Debt marshalled upon any foreclosure or otherwise. Mortgagor hereby waives and renounces all homestead and exemption rights provided for by the laws of the United States of America and of any state, including Florida, in and to the Mortgaged Property as against the collection of the Debt, or any part thereof.

          22. FURTHER ASSURANCES. Mortgagor, from time to time, will execute, acknowledge,subscribe and deliver to or at the direction of Mortgagee such documents and further assurances as Mortgagee may reasonably require for the purpose of evidencing, perfecting or confirming the lien and security interest created by this Mortgage, or the security intended to be afforded by the Loan Documents, or both. Without limitation of the foregoing, Mortgagor will defend, indemnify and hold Mortgagee harmless with respect to any suit or proceeding in which the validity, enforceability or priority of the lien or security interest, or both, is endangered or contested, directly or indirectly, and will provide Mortgagee with such security for the defense of any such suit or proceeding as Mortgagee reasonably may require. If Mortgagor fails to undertake the defense of any such claim in a timely manner. or fails to furnish Mortgagee with reasonable security for such defense, or, in Mortgagee's sole but reasonable determination, fails to prosecute such defense with due diligence, then Mortgagee is authorized to take, at the expense of Mortgagor, all necessary and proper action in defense of any such claim, including the retention of legal counsel, the prosecution or defense of litigation and the compromise or discharge of claims, including payment of all costs and reasonable attorneys' fees. All costs, expenses and losses, if any, so incurred by Mortgagee, including reasonable attorneys' fees, regardless of whether suit is brought and, if suit is brought, for all administrative, trial and appellate proceedings, if any, will constitute advances by Mortgagee as provided in Paragraph 13.

          23. CUMULATIVE RIGHTS AND NON-WAIVER. No right or remedy conferred upon or reserved to Mortgagee by this Mortgage or in any of the other Loan Documents is intended to be exclusive of any other right or remedy; and each and every right and remedy is cumulative and in addition to any other right or remedy otherwise available. Every right, power, privilege and remedy granted Mortgagee by this Mortgage or any of the other Loan Documents, or both, or otherwise available at law or in equity may be exercised by Mortgagee from time to time as often as Mortgagee deems expedient until the Debt is paid in full. Mortgagee's failure to insist at any time upon the strict observance or performance by Mortgagor of any of the provisions of this Mortgage or in any of the other Loan Documents, or to exercise any right or remedy provided for in this Mortgage or in any of the other Loan Documents, will not impair any such right or remedy or be construed as a waiver or relinquishment thereof for the future. Receipt by Mortgagee of any payment required to be made pursuant to any of the Loan Documents with knowledge of the breach of any provision of any of the Loan Documents will not constitute a waiver of such breach. In addition to all other remedies provided in this Mortgage, Mortgagee will be entitled, to the extent permitted by applicable law, to injunctive relief in the case of a violation or attempted or threatened violation of any of the provisions of the Loan Documents or to a decree ordering performance of any of the provisions of any of the foregoing.

          24. JUDGMENT. Mortgagee may seek and recover a judgment for all amounts due and payable in accordance with the Note or under this Mortgage either before, after or during the pendency of any other proceedings or action to obtain relief under or with respect to any of the Loan Documents. Mortgagee's right to seek and recover any such judgment will not be affected by obtaining any other such relief. Mortgagee will continue to be entitled to enforce payment of, and to seek and recover a judgment for, any portion of the Debt remaining due and payable after the application of any proceeds of any sale of the Collateral pursuant to law. Neither the lien nor security interest of this Mortgage, nor any rights or remedies of Mortgagee hereunder or under any of the Loan Documents, will be impaired in any way by the recovery of any judgment by Mortgagee against Mortgagor or any guarantor of the Debt, or by the levy of an execution under such judgment upon any portion of the Collateral, until the Debt is paid in full.

          25.      [THIS SPACE INTENTIONALLY LEFT BLANK]

          26. RELEASES AND EXTENSIONS BY Mortgagee. Mortgagee, from time to time, without notice to any person and without affecting the liability of Mortgagor or of any guarantor or of any other person (other than any person expressly released by Mortgagee in writing) for the payment of any of the Debt, and without affecting the priority or extent of the lien and security interest of this Mortgage (except as to property specifically released by Mortgagee in writing), may do any or all of the following: (i) release in whole or in part any person liable for payment of any or all of the Debt, or (ii) extend the time or otherwise alter the terms of payment of the Debt, in whole or in part, or (iii) accept additional or substitute security of any kind, or
(iv) release or otherwise deal with all or any portion of the Collateral.

          27. NOTICES. Any notice or demand that must or may be given or made in connection with this Mortgage must be in writing and, unless receipt is expressly required, will be deemed given, delivered or made, as the case may be, when delivered by personal delivery or when mailed by express mail, by overnight delivery service of a nationally- recognized company, or by certified or registered mail, return receipt requested, in any event, with sufficient postage affixed, and addressed to the parties at the addresses written on the first page of this Mortgage or on the signature pages of this Mortgage. Such addresses may be changed by notice pursuant to this Paragraph. Notice of change of address is effective only upon receipt. All of the persons executing this Mortgage as Mortgagor severally agree that a single notice to Mortgagor in the manner provided in this Paragraph will be effective to bind each such person for all purposes.

          28. ESTOPPEL LETTERS. As and when, from time to time, requested by either Mortgagor or Mortgagee, and within ten (10) days after any such request, Mortgagor or Mortgagee, as the case may be, will execute and deliver to or at the direction of Mortgagee or Mortgagor, as the case may be, such estoppel letters certifying such matters relating to this Mortgage or the Loan Documents, or both, as may reasonably be required.

          29. TRANSFER. Mortgagor may not sell, convey, assign, transfer or otherwise dispose of any interest in all or any portion of the Collateral, or any ownership interest in Mortgagor or any guarantor, without Mortgagee's prior written consent, which consent may be withheld in Mortgagee's sole discretion. Whether such offer is voluntary or involuntary, or by operation of law (other than in connection with the death, disability or incompetency of any individual Mortgagor), any such offer will be void as to Mortgagee, and constitute an immediate Default under this Mortgage, without notice, in the sole discretion of Mortgagee. By consent to any offer, sale, or conveyance hereunder shall not be deemed a consent to any subsequent offer, sale, or conveyance for which Mortgagee's prior written approval has not been obtained.

          30. GENERAL. The provisions of this Mortgage inure to the benefit of Mortgagee and its successors and assigns, and bind all persons executing this Mortgage as Mortgagor and their respective heirs, legal representatives, successors and assigns, jointly and severally, and all persons now or hereafter claiming any right, title and interest in and to any of the property, real, personal or mixed, tangible or intangible, now or hereafter existing or any substitutions or replacements thereof and described in this Mortgage as the Collateral. Time is of the essence to this Mortgage and each of its provisions. The provisions of this Mortgage are to be interpreted, construed, applied and enforced in accordance with the laws of the State of Florida, regardless of where this Mortgage is executed, delivered or breached, or where any payment or other performance required by this Mortgage is made, where any action or other proceeding involving this Mortgage is instituted, or whether the laws of the State of Florida otherwise would apply the laws of another jurisdiction; the foregoing choice of law provisions will apply to the Loan Documents. The provisions of the Loan Documents are severable at Mortgagee's option so that if any provision is declared by a court of competent jurisdiction to be invalid or unenforceable, no other provision will be affected by such invalidity or unenforceability, but will remain in force and effect according to its original terms, if Mortgagee so elects. Wherever used in this Mortgage or the other Loan Documents, or both, and unless expressly provided otherwise: (i) use of the singular includes the plural, and vice versa; (ii) use of one gender includes all genders; (iii) use of the term "include" or "including" is always without limitation; (iv) use of the words, "should," "must" and "will" has the same legal effect as the use of the word "shall"; (v) the term "day" means a banking day which shall be a day on which Mortgagee and other banks are open for the transaction of business, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking day; (vi) any definition herein incorporating one or more documents or items shall refer to such items "singularly and collectively", and (vii) "person" means any natural person or artificial entity having legal capacity. Paragraph headings and subheadings are for indexing purposes only and are not to be used to interpret, construe, apply or enforce the provisions of this Mortgage. Mortgagor and Mortgagee intend the provisions of this Mortgage and the other Loan Documents to be interpreted, construed, applied and enforced so as to avoid inconsistencies or conflicting results. This Mortgage may be amended only by a written instrument executed by Mortgagor and Mortgagee with the same formalities as this Mortgage.

          31. SATISFACTION. The lien and security interest provided by the Loan Documents will continue unimpaired and in full force and effect unless and until the Debt is paid in full, whereupon such lien and security interest will be without further force or effect.
          32.      [THIS SPACE INTENTIONALLY LEFT BLANK]

          33. MORTGAGOR AS TENANT HOLDING OVER. In the event of a foreclosure sale of the Mortgaged Property, Mortgagor shall be deemed a tenant holding over and shall forthwith deliver possession to Mortgagee or any purchaser or purchasers at such sale or be summarily dispossessed according to provisions of the law of the State of Florida applicable to tenants holding over.

          34. TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant,agreement, and obligation of Mortgagor under this Mortgage and the other Loan Documents,and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Loan.

          35. ORAL MODIFICATION INEFFECTIVE. No term of this Mortgage or any other of the Loan Documents, or such documents, may be waived, changed, modified, discharged, or terminated except by an instrument in writing signed by the party against which enforcement of the waiver, change, modification, discharge, or termination is sought.

          36. HAZARDOUS SUBSTANCES. Mortgagor covenants and agrees with Mortgagee that, throughout the term of the Note: (a) the Mortgaged Property shall be operated and maintained in compliance with all governmental or regulatory requirements; (b) Mortgagor shall maintain or procure all necessary permits, licenses, and certificates required by federal, state, and local laws throughout the Loan term; (c) all hazardous or toxic substances, within the definition of any applicable statute or regulation, which may be used by any person for any purpose upon the Mortgaged Property, shall be used or stored thereon only in a safe and approved manner, in accordance with all industrial standards and all laws, regulations and requirements for such storage promulgated by any applicable governmental agency or authority; (d) other than as described in (c) above, the Mortgaged Property will not be used for the purpose of storing such substances; and (e) other than as described in (c) above, no such storage or use will otherwise be allowed on the Mortgaged Property (whether through leases with tenants who might store or use hazardous substances or otherwise) which will cause, or which will increase the likelihood of causing, the release of such hazardous or toxic substances onto the Mortgaged Property. Mortgagor shall immediately notify Mortgagee of any failure to comply under this Paragraph or receipt of any notice of violation or third party complaint. Mortgagor hereby agrees to indemnify and save and hold Mortgagee harmless of and from all claims, damages, loss, liabilities, penalties, fines, remedial action requirements, and enforcement actions, along with the costs and attorneys' fees incurred by Mortgagee in defending Mortgagor's use, generation, transportation, and disposal, release, or threatened release of hazardous substances, including without limitation, asbestos-containing materials or damage whatsoever incurred by Mortgagee arising out of or by reason of any violation of any applicable statute or regulation for the protection of the environment which occurs upon the Mortgaged Property from and after the date hereof, or by reason of the imposition of any governmental lien for the recovery of environmental clean-up costs expended by reason of such violation, including without limitation any lien arising pursuant to any so-called "Super Fund" or "Super Lien" legislation. The foregoing indemnity and covenants of Mortgagor shall not be applicable to any violations of law or any liability resulting from adverse environmental conditions in, on or about the Mortgaged Property created or in existence prior to the date hereof ("Pre-existing Environmental Conditions") A default under this Paragraph shall constitute a Default under this Mortgage.
It is expressly acknowledged by Mortgagor that this indemnification shall survive any foreclosure of the lien and security interest of this Mortgage or the discharge of this Mortgage and shall inure to the benefit of Mortgagee, its successors and assigns.

          37. ENVIRONMENTAL ASSESSMENTS. At any time Mortgagee has a reasonable basis to suspect that a violation of Mortgagor's obligations set forth in Paragraph 36 has occurred or in the event a Default by Mortgagor shall have occurred and be continuing beyond any cure period applicable thereto, Mortgagee may, at its election, obtain one or more environmental assessments of the Mortgaged Property prepared by a geohydrologist, an independent engineer, or other qualified consultant or expert approved by Mortgagee evaluating or confirming (i) whether any hazardous substances are present in the soil or water at the Mortgaged Property and (ii) whether the use and operation of the Mortgaged Property comply with all applicable environmental laws relating to air quality, environmental control, release of oil, hazardous materials, hazardous wastes and hazardous substances, and any and all other applicable environmental laws. Environmental assessments may include detailed visual inspections of the Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells, and leaching areas, and the taking of soil samples, surface water samples, and ground water samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of the Mortgaged Property and the use and operation thereof with all applicable environmental laws. All such environmental assessments shall be at the sole cost and expense of Mortgagor. In the event it is determined that additional tests and/or remediation are necessary as a result of the aforesaid assessments, or in the event such additional testing or remediation is recommended by the aforesaid assessments, the Mortgagor agrees to immediately perform the tests or undertake the remediation as recommended. Nothing contained in this Paragraph 8 shall be applicable to, or shall impose any obligation upon Mortgagor with respect to, any Pre-existing Environmental Conditions.

          38. Permitted Secondary Financing. Mortgagee has consented to a second mortgage encumbering the Property to be given contemporaneously herewith by Mortgagor in favor of ALI, Inc., a Delaware corporation pursuant to the terms of that certain Intercreditor Agreement of even date herewith.

          39. WAIVER OF JURY TRIAL. BY ACCEPTANCE HEREOF MORTGAGOR AGREES THAT NEITHER MORTGAGOR, NOR ANY OF THEM OR LEGAL

REPRESENTATIVE OF MORTGAGOR (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS
THE "PARTIES") SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS MORTGAGE OR ANY INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS AND OTHER OBLIGATIONS EVIDENCED HEREBY, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS EVIDENCED HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM.
NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WARIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES WITH MORTGAGEE, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. MORTGAGEE HAS IN NO WAY AGREED WITH OR REPRESENTED TO THE PARTIES THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


          IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage as of the date stated above.


SIGNED, SEALED AND DELIVERED              "MORTGAGOR"
IN THE PRESENCE OF:
                                          ACP-ATRIUM CG, LIMITED PARTNERSHIP,
                                          a Florida Limited Partnership


                                          By:   ACP-ATRIUM CG, INC., a
                                                Florida corporation, its
                                                general partner


                                                By:
- ---------------------------                        ---------------------------
PRINT NAME OF WITNESS BELOW:                       Name:
                                                        ----------------------
- ---------------------------                        Title:
                                                        ----------------------




- ---------------------------
PRINT NAME OF WITNESS BELOW:

- ---------------------------

STATE OF FLORIDA)
                )ss:
COUNTY OF       )

         The foregoing instrument was acknowledged before me this ____ day of ____________, 1995 by _________________________, ________________ of ACP-Atrium
CG, Inc., a Florida corporation, on behalf of the corporation as general partner of ACP-Atrium CG, Limited Partnership. He/she is personally known to me or has produced ____________________ (type of identification) as identification.


My Commission Expires:
                          ---------------------------------
                                                        NOTARY PUBLIC

- ----------------------    ---------------------------------
                          Print Name

                           Commission No.:
                                           ----------------


                                            [NOTARIAL SEAL]

STATE OF FLORIDA)
                )SS:
COUNTY OF DADE  )

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by _____________________________, the _____________ of __________________________,
a ___________________, freely and voluntarily under authority duly vested in him/her by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He/She is personally known to me or who has produced ________________ as identification and who DID/DID NOT take an oath.

         WITNESS my hand and official seal in the County and State last aforesaid this day of ____________________________, 19__.

My Commission Expires:
                                          ------------------------------
                                                  NOTARY PUBLIC

- --------------------------
                                Print Name
                                          ------------------------------

                                       Commission No.:
                                                      ------------------
                                                        [NOTARIAL SEAL]


[JLR.WACKENHUT]030